Exhibit 99.1

Scholastic Reports Fiscal 2016 Second Quarter Results

Strong Trade Publishing Sales in Children's Books Globally

2016 Sales and EPS Guidance Revised on Foreign Currency Headwinds

NEW YORK, Dec. 17, 2015 /PRNewswire/ -- Scholastic Corporation (NASDAQ: SCHL), the global children's publishing, education and media company, today reported financial results for the Company's fiscal 2016 second quarter ended November 30, 2015.

Revenue in the second quarter, excluding the effects of foreign exchange on the Company's international operations, was $619.0 million, compared to $611.1 million a year ago. Including the negative foreign exchange impact of $17.2 million in the current quarter, revenue as reported was $601.8 million, versus $611.1 million in the prior year period, a decrease of less than 2%. The Company reported second quarter earnings per diluted share from continuing operations of $1.85, versus $2.02 in the prior year period. Operating profit for the second quarter of fiscal year 2016 of $105.1 million was down 5% versus the prior year period. Results for the second quarter of the current fiscal year include one-time expenses of $0.04 per diluted share, which are detailed below. The prior year period included one-time expenses of $0.19 per diluted share. Excluding one-time items, second quarter earnings from continuing operations per diluted share were $1.89 versus $2.21 in the prior year period.

Second quarter results were bolstered by sales growth in the Company's book fairs and trade channels in the Children's Book Publishing and Distribution segment and classroom magazines, custom publishing and teaching resources in the Education segment, along with sales gains in the majority of the Company's overseas markets before the effects of currency translation. These gains were more than offset by the unfavorable impact of foreign currency on the sales and profits of the Company's international operations and the effects of a now settled labor action in Ontario schools that resulted in a substantial drop in reading club and book fair revenues in the important fall back-to-school months. In addition, the Company's domestic reading club business was impacted by later school openings largely as a result of the late Labor Day holiday.

During the second quarter, the Company generated free cash flow (as defined) of $101.8 million, compared to $125.7 million in the prior year period, which had included a positive cash flow contribution from the Company's former Educational Technology and Services business (EdTech), which was sold at the end of the prior fiscal year. At quarter-end, cash and cash equivalents exceeded the Company's total debt by $348.9 million, as compared to net debt (as defined) of $61.3 million a year ago, primarily reflecting the net cash proceeds, after taxes and transaction-related expenses, from the sale of the EdTech business.

"The positive global climate for quality children's books continued in the second quarter, as evidenced by solid performance in our US book fairs and trade channels, as well as improved results in trade publishing internationally, where we achieved trade sales growth in almost every market. These gains, however, were more than offset by declines in our international operations due to the impact of foreign exchange," commented Richard Robinson, Chairman, President and Chief Executive Officer. "In the Education segment, higher circulation in classroom magazines drove higher sales and profits, and we continue to get a strong response from our school and district customers for our expanded instructional reading programs and professional learning services. Despite the positive results in children's books and education, with the headwinds caused by the continued strength in the US dollar and the challenging start to the school year in our Canada business, we are revising our sales and EPS guidance for the year."

Non-recurring items reflected in the Company's pre-tax results for the second quarter include a one-time severance charge of $1.5 million associated with the Company's restructuring of its media business, $0.5 million in connection with a warehouse optimization project in the Company's book fairs operations, and $0.4 million of one-time transaction-related expenses.

Revised Fiscal 2016 Guidance

Given the year-to-date impact of foreign exchange and the recently settled labor action in Ontario schools, Scholastic revised its fiscal 2016 outlook for total revenue to approximately $1.65 billion, from approximately $1.7 billion, and earnings per diluted share from continuing operations to approximately $1.35, from a range of $1.35 to $1.55, before the impact of one-time items associated with cost reduction programs or non-cash, non-operating items. The Company continues to expect free cash flow in the range of $35 to $45 million, excluding the one-time taxes paid on the gain on the sale of the EdTech business.

Second Quarter Results

Children's Book Publishing and Distribution. Segment revenue in the second quarter was $414.0 million, compared to $408.6 million in the prior year period, an increase of $5.4 million, or 1%. In Trade, revenue of $61.7 million was on par with the prior year period as strong trade publishing results were tempered by a decline in production revenues in the media and entertainment operations, which are now part of the Trade division. Revenue for trade publishing, excluding the media operations, was up 7% for the quarter. A strong fall frontlist including Star Wars: Jedi Academy #3: The Phantom Bully; Wings of Fire Book 7: Winter Turning; Captain Underpants and the Sensational Saga of Sir Stinks-A-Lot; and Harry Potter and the Sorcerer's Stone: The Illustrated Edition, as well as the newly released Harry Potter Coloring Book, benefited trade publishing. Additionally, the Company's Goosebumps® books performed well in connection with the release of a film based on the series and its author, R. L. Stine, during the quarter. In School Book Fairs, revenue increased by 6% to $231.3 million, reflecting both higher revenue per fair and an increase in the number of fairs held, as compared to $217.4 million in the prior year period. These segment gains were partially offset by lower revenues in school reading clubs, where later school openings and lower Minecraft handbook sales drove a $8.6 million, or 7%, decline in revenues to $121.0 million, compared to $129.6 million in the prior year period. Overall segment operating income was $108.9 million, flat with the prior year period.

Education. Segment revenue in the quarter increased 3% to $72.1 million, compared to $69.9 million in the prior year period, as a result of higher circulation in classroom magazines, which now exceeds 14.5 million subscriptions, and increased sales in the Company's custom publishing programs, as well as higher demand for the Company's teaching resource workbooks, partially offset by a decline in classroom books as pipeline orders shifted to the third fiscal quarter. Segment operating income was $11.9 million, versus $11.6 million in the prior year period, an increase of 3%, primarily due to the higher sales in the Company's classroom and custom publishing channels, partially offset by increased investment in the education sales force and new marketing programs.

International. Segment revenue in the quarter was $115.7 million, versus $132.6 million in the prior year period, primarily due to unfavorable foreign exchange translation of $17.2 million as the result of the strong US dollar and the Ontario school labor action that resulted in a drop in reading club orders and the cancellation of book fairs for most of the quarter. Segment operating income was $11.5 million, compared to $19.8 million in the prior year period, primarily the result of the lower sales in Canada and the impact of dollar-based cost of product on operating margins. While certain overseas markets grew in local currency terms, namely Australia, UK and India, these gains were more than offset when converted to US dollars.

Other Financial Results. Corporate overhead in the second quarter was $25.3 million, excluding one-time items of $1.9 million, compared to $18.6 million in the prior year period, after excluding $10.8 million in one-time items. The increase was primarily due to higher strategic technology spend on new enterprise-wide customer and content management systems and the migration to cloud-based SaaS solutions, as anticipated.

During the quarter, the Company realized a gain of $2.2 million on the sale of an investment in China, which was held by its Hong Kong business unit.

As previously announced, the Company's Board of Directors declared a quarterly cash dividend of $0.15 per share on the Company's Class A and Common Stock for the third quarter of fiscal 2016. The dividend is payable on March 15, 2016 to shareholders of record as of the close of business on January 29, 2016.

Share Repurchase Announcement / Real Estate Update

Concurrent with the issuance of this release, the Company separately issued a release announcing its real estate plans for the Company's headquarters location in New York City, and its intent to repurchase up to $200 million of its common stock in a modified "Dutch Auction" tender offer. The tender offer will be subject to various terms and conditions as will be described in offer materials that will be filed and distributed to stockholders at the time of the commencement of the tender offer. For additional details see: http://mediaroom.scholastic.com/press-release/scholastic-share-repurchase-plan.

Year-to-Date Results

For the first half of fiscal 2016, revenue was $793.0 million, compared to $801.6 million in the prior year period, a decrease of $8.6 million, or 1%. Earnings per diluted share from continuing operations in the first half of the fiscal year were $0.47, compared to $0.41 a year ago, including one-time charges of $0.08 and $0.27 per diluted share, respectively. The lower revenues are mainly attributable to the impact of foreign exchange on the Company's international operations of $28.9 million and the effect of the work-to-rule labor action in Ontario, partially offset by strong gains in Children's Book Publishing and Distribution and Education.

On a year-to-date basis, the Company had a free cash use of $201.4 million, compared to free cash flow of $48.8 million in the previous year. The current year-to-date free cash use includes approximately $200 million in tax and other payments related to the sale of the Company's EdTech business at the end of the prior fiscal year, as well as the loss of EdTech positive cash contributions from operations, which were front-end loaded in the prior fiscal year. Excluding the impact of the tax payment on the Company's cash flows, free cash use in the first half of fiscal 2016 was $15.4 million, in line with the Company's expectations.

Additional Information

To supplement our financial statements presented in accordance with GAAP, we include certain non-GAAP calculations and presentations. Please refer to the non-GAAP financial tables attached to this press release for supporting details on special one-time items and other financial measures included in this release. This information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Conference Call

The Company will hold a conference call to discuss its results at 8:30 am ET today, December 17, 2015. Scholastic's Chairman, President and CEO, Richard Robinson, and Executive Vice President, CAO and CFO, Maureen O'Connell, will moderate the call.

The conference call and accompanying slides will be webcast and accessible through the Investor Relations section of Scholastic's website, scholastic.com. Participation by telephone will be available by dialing (877) 654-5161 from within the U.S. or +1 (678) 894-3064 internationally. Shortly following the call, an archived webcast and accompanying slides from the conference call will also be posted at investor.scholastic.com. An audio-only replay of the call will be available until Friday, January 1, 2016 by dialing (855) 859-2056 from within the U.S. or +1 (404) 537-3406 internationally, and entering access code 81617885.

About Scholastic

Scholastic Corporation (NASDAQ: SCHL) is the world's largest publisher and distributor of children's books, a leading provider of print and digital instructional materials for pre-K to grade 12, and a producer of educational and entertaining children's media. The Company creates quality books and ebooks, print and technology-based learning materials and programs, classroom magazines and other products that, in combination, offer schools customized and comprehensive solutions to support children's learning both at school and at home. The Company also makes quality, affordable books available to all children through school-based book clubs and book fairs. With a 95 year history of service to schools and families, Scholastic continues to carry out its commitment to "Open a World of Possible" for all children. Learn more at www.scholastic.com.

Forward-Looking Statements

This news release contains certain forward-looking statements. Such forward-looking statements are subject to various risks and uncertainties, including the conditions of the children's book and educational materials markets and acceptance of the Company's products within those markets, and other risks and factors identified from time to time in the Company's filings with the Securities and Exchange Commission. Actual results could differ materially from those currently anticipated.

SCHOLASTIC CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Amounts in millions except per share data)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	11/30/15	11/30/14	11/30/15	11/30/14

Revenues	$601.8	$611.1	$793.0	$801.6

Operating costs and expenses:
Cost of goods sold (1)	257.1	258.1	371.6	371.5
Selling, general and administrative expenses (2)	224.7	222.4	368.9	371.3
Bad debt expense	4.3	4.2	5.8	6.1
Depreciation and amortization	10.6	12.6	21.1	25.7
Asset impairments (3)	-	2.9	-	2.9

Total operating costs and expenses	496.7	500.2	767.4	777.5

Operating income (loss)	105.1	110.9	25.6	24.1

Interest expense, net	0.5	1.0	0.6	1.9
(Gain) loss on investments(4)	(2.2)	(0.6)	(2.2)	(0.6)

Earnings (loss) from continuing operations before income taxes	106.8	110.5	27.2	22.8

Provision (benefit) for income taxes	41.6	42.9	10.9	9.1

Earnings (loss) from continuing operations	65.2	67.6	16.3	13.7

Earnings (loss) from discontinued operations, net of tax	(0.3)	0.9	(0.8)	20.7

Net income (loss)	$64.9	$68.5	$15.5	$34.4

Basic and diluted earnings (loss) per Share of Class A and Common Stock: (5)
Basic:
Earnings (loss) from continuing operations	1.90	2.06	0.48	0.42
Earnings (loss) from discontinued operations, net of tax	(0.01)	0.03	(0.02)	0.64
Net income (loss)	1.89	2.09	0.46	1.06

Diluted:
Earnings (loss) from continuing operations	1.85	2.02	0.47	0.41
Earnings (loss) from discontinued operations, net of tax	(0.01)	0.03	(0.03)	0.63
Net income (loss)	1.84	2.05	0.44	1.04

Basic weighted average shares outstanding	34,251	32,714	33,824	32,540
Diluted weighted average shares outstanding	35,126	33,331	34,841	33,173

(1)	In the six months ended November 30, 2014, the Company recognized a pretax charge related to unabsorbed burden associated with the former EdTech business of $0.1.
(2)

In the three and six months ended November 30, 2015, the Company recognized a pretax charge related to a warehouse optimization project in the Company's book fairs operations of $0.5 and $1.5, respectively; pretax severance expense as part of cost reduction programs of $1.5 and $2.9, respectively; and pretax transaction costs of $0.4 and $0.4, respectively.  In the three and six months ended November 30, 2014, the Company recognized a pretax charge related to unabsorbed burden associated with the former EdTech business of $3.5 and $7.3, respectively; pretax severance expense as part of cost reduction programs of $0.7 and $1.4, respectively; a pretax pension settlement charge of $3.7 and $3.7, respectively; and a pretax charge related to the relocation of the Company's Klutz division of $0.2 and $0.2, respectively.

(3)	In the three and six months ended November 30, 2014, the Company recognized a pretax impairment charge related to the closure of its retail store of $2.9.
(4)

In the three and six months ended November 30, 2015, the Company recognized a pretax gain on sale of investment of $2.2 related to an investment in China.  In the three and six months ended November 30, 2014, the Company recognized a pretax gain on sale of investment of $0.6 related to a UK-based cost-method investment.

(5)

Earnings (loss) per share are calculated on non-rounded net income (loss) and shares outstanding. Recalculating earnings per share based on numbers rounded to millions may not yield the results as presented.

SCHOLASTIC CORPORATION
RESULTS OF CONTINUING OPERATIONS - SEGMENTS
(UNAUDITED)
(Amounts in millions)

	THREE MONTHS ENDED				SIX MONTHS ENDED
	11/30/15	11/30/14	Change		11/30/15	11/30/14	Change

Children's Book Publishing and Distribution
Revenue
Book Clubs	$121.0	$129.6	($8.6)	(7%)	$129.1	$138.0	($8.9)	(6%)
Book Fairs	231.3	217.4	13.9	6%	244.0	229.2	14.8	6%
Consolidated Trade	61.7	61.6	0.1	0%	109.0	100.4	8.6	9%
Total revenue	414.0	408.6	5.4	1%	482.1	467.6	14.5	3%
Operating income (loss)	108.9	108.9	0.0		51.4	48.1	3.3	7%
Operating margin	26.3%	26.7%			10.7%	10.3%

Education
Revenue	72.1	69.9	2.2	3%	122.1	116.7	5.4	5%
Operating income (loss)	11.9	11.6	0.3	3%	9.1	9.0	0.1	1%
Operating margin	16.5%	16.6%			7.5%	7.7%

International
Revenue	115.7	132.6	(16.9)	(13%)	188.8	217.3	(28.5)	(13%)
Operating income (loss)	11.5	19.8	(8.3)	(42%)	8.8	16.8	(8.0)	(48%)
Operating margin	9.9%	14.9%			4.7%	7.7%

Overhead expense	27.2	29.4	2.2	7%	43.7	49.8	6.1	12%

Operating income (loss) from continuing operations	$105.1	$110.9	($5.8)	(5%)	$25.6	$24.1	$1.5	6%

SCHOLASTIC CORPORATION
SUPPLEMENTAL INFORMATION
(UNAUDITED)
(Amounts in millions)

SELECTED BALANCE SHEET ITEMS

		11/30/15	11/30/14

Continuing Operations
	Cash and cash equivalents	$360.9	$42.9
	Restricted cash	24.7	0.0
	Accounts receivable, net	252.2	244.4
	Inventories, net	332.0	333.0
	Accounts payable	207.8	174.6
	Accrued royalties	36.9	37.2
	Lines of credit, short-term debt and current portion of long-term debt	12.0	9.2
	Long-term debt, excluding current portion	0.0	95.0
	Total debt	12.0	104.2
	Total capital lease obligations	9.0	0.7
	Net debt (1)	(348.9)	61.3

Discontinued Operations
	Total assets of discontinued operations	0.6	176.4
	Total liabilities of discontinued operations	1.6	66.5

Total stockholders' equity		1,248.1	948.2

SELECTED CASH FLOW ITEMS

		THREE MONTHS ENDED		SIX MONTHS ENDED
		11/30/15	11/30/14	11/30/15	11/30/14

	Net cash provided by (used in) operating activities	$113.7	$146.7	($178.0)	$90.9
	Less: Additions to property, plant and equipment	6.4	6.2	12.0	13.5
	Pre-publication and production costs	5.5	14.8	11.4	28.6

	Free cash flow (use) (2) (3)	101.8	125.7	(201.4)	48.8
	Add: Taxes paid on the sale of EdTech	0.0	0.0	186.0	0.0

	Free cash flow (use) excluding taxes paid on the sale of EdTech	$101.8	$125.7	($15.4)	$48.8

(1)

Net debt is defined by the Company as lines of credit and short-term debt plus long-term-debt, net of cash and cash equivalents.  The Company utilizes this non-GAAP financial measure, and believes it is useful to investors, as an indicator of the Company's effective leverage and financing needs.

(2)

Free cash flow (use) is defined by the Company as net cash provided by or used in operating activities (which includes royalty advances), reduced by spending on property, plant and equipment and pre-publication and production costs. The Company believes that this non-GAAP financial measure is useful to investors as an indicator of cash flow available for debt repayment and other investing activities, such as acquisitions.  The Company utilizes free cash flow as a further indicator of operating performance and for planning investing activities.

(3)	Free cash flow (use) includes discontinued operations for the three and six months ended November 30, 2015 and November 30, 2014.

SCHOLASTIC CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS SUPPLEMENTAL
(UNAUDITED)
(Amounts in millions except per share data)

	THREE MONTHS ENDED
	Reported	One-time	Excluding	Reported	One-time	Excluding
	11/30/15	items	One-time items	11/30/14	items	One-time items

Revenues	$601.8	$0.0	$601.8	$611.1	$0.0	$611.1

Operating costs and expenses:
Cost of goods sold	257.1	-	257.1	258.1	-	258.1
Selling, general and administrative expenses (2)	224.7	(2.4)	222.3	222.4	(8.1)	214.3
Bad debt expense	4.3	-	4.3	4.2	-	4.2
Depreciation and amortization	10.6	-	10.6	12.6	-	12.6
Asset impairments (3)	-	-	-	2.9	(2.9)	-

Total operating costs and expenses	496.7	(2.4)	494.3	500.2	(11.0)	489.2

Operating income (loss)	105.1	2.4	107.5	110.9	11.0	121.9

Interest expense, net	0.5	-	0.5	1.0	-	1.0
(Gain) loss on investments (4)	(2.2)	-	(2.2)	(0.6)	0.6	-

Earnings (loss) from continuing operations before income taxes	106.8	2.4	109.2	110.5	10.4	120.9

Provision (benefit) for income taxes	41.6	0.9	42.5	42.9	4.2	47.1

Earnings (loss) from continuing operations	65.2	1.5	66.7	67.6	6.2	73.8

Earnings (loss) from discontinued operations, net of tax	(0.3)	-	(0.3)	0.9	-	0.9

Net income (loss)	$64.9	$1.5	$66.4	$68.5	$6.2	$74.7

Earnings (loss) per diluted share from continuing operations	1.85	0.04	1.89	2.02	0.19	2.21
Earnings (loss) per diluted share from discontinued operations, net of tax	(0.01)	-	(0.01)	0.03	-	0.03
Net income (loss) per diluted share	1.84	0.04	1.88	2.05	0.19	2.24

	SIX MONTHS ENDED
	Reported	One-time	Excluding	Reported	One-time	Excluding
	11/30/15	items	One-time items	11/30/14	items	One-time items

Revenues	$793.0	$0.0	$793.0	$801.6	$0.0	$801.6

Operating costs and expenses:
Cost of goods sold (1)	371.6	-	371.6	371.5	(0.1)	371.4
Selling, general and administrative expenses (2)	368.9	(4.8)	364.1	371.3	(12.6)	358.7
Bad debt expense	5.8	-	5.8	6.1	-	6.1
Depreciation and amortization	21.1	-	21.1	25.7	-	25.7
Asset impairments (3)	-	-	-	2.9	(2.9)	-

Total operating costs and expenses	767.4	(4.8)	762.6	777.5	(15.6)	761.9

Operating income (loss)	25.6	4.8	30.4	24.1	15.6	39.7

Interest expense, net	0.6	-	0.6	1.9	-	1.9
(Gain) loss on investments (4)	(2.2)	-	(2.2)	(0.6)	0.6	-

Earnings (loss) from continuing operations before income taxes	27.2	4.8	32.0	22.8	15.0	37.8

Provision (benefit) for income taxes	10.9	1.9	12.8	9.1	6.1	15.2

Earnings (loss) from continuing operations	16.3	2.9	19.2	13.7	8.9	22.6

Earnings (loss) from discontinued operations, net of tax	(0.8)	-	(0.8)	20.7	-	20.7

Net income (loss)	$15.5	$2.9	$18.4	$34.4	$8.9	$43.3

Earnings (loss) per diluted share from continuing operations	0.47	0.08	0.55	0.41	0.27	0.68
Earnings (loss) per diluted share from discontinued operations, net of tax	(0.03)	-	(0.03)	0.63	-	0.63
Net income (loss) per diluted share	0.44	0.08	0.52	1.04	0.27	1.31

(1)	In the six months ended November 30, 2014, the Company recognized a pretax charge related to unabsorbed burden associated with the former EdTech business of $0.1.
(2)

In the three and six months ended November 30, 2015, the Company recognized a pretax charge related to a warehouse optimization project in the Company's book fairs operations of $0.5 and $1.5, respectively; pretax severance expense as part of cost reduction programs of $1.5 and $2.9, respectively; and pretax transaction costs of $0.4 and $0.4, respectively.  In the three and six months ended November 30, 2014, the Company recognized a pretax charge related to unabsorbed burden associated with the former EdTech business of $3.5 and $7.3, respectively; pretax severance expense as part of cost reduction programs of $0.7 and $1.4, respectively; a pretax pension settlement charge of $3.7 and $3.7, respectively; and a pretax charge related to the relocation of the Company's Klutz division of $0.2 and $0.2, respectively.

(3)	In the three and six months ended November 30, 2014, the Company recognized a pretax impairment charge related to the closure of its retail store of $2.9.
(4)

In the three and six months ended November 30, 2015, the Company recognized a pretax gain on sale of investment of $2.2 related to an investment in China.  In the three and six months ended November 30, 2014, the Company recognized a pretax gain on sale of investment of $0.6 related to a UK-based cost-method investment.

SCHOLASTIC CORPORATION
RESULTS OF CONTINUING OPERATIONS - SEGMENT SUPPLEMENTAL
(UNAUDITED)
(Amounts in millions except per share data)

		THREE MONTHS ENDED
		Reported	One-time	Excluding	Reported	One-time	Excluding
		11/30/15	items	One-time items	11/30/14	items	One-time items

	Children's Book Publishing and Distribution
	Revenue
	Book Clubs	$121.0		$121.0	$129.6		$129.6
	Book Fairs	231.3		231.3	217.4		217.4
	Consolidated Trade	61.7		61.7	61.6		61.6
	Total revenue	414.0		414.0	408.6		408.6
	Operating income (loss) (1)	108.9	0.5	109.4	108.9	0.2	109.1
	Operating margin	26.3%		26.4%	26.7%		26.7%

	Education
	Revenue	72.1		72.1	69.9		69.9
	Operating income (loss)	11.9		11.9	11.6		11.6
	Operating margin	16.5%		16.5%	16.6%		16.6%

	International
	Revenue	115.7		115.7	132.6		132.6
	Operating income (loss)	11.5		11.5	19.8		19.8
	Operating margin	9.9%		9.9%	14.9%		14.9%

	Overhead expense (2)	27.2	(1.9)	25.3	29.4	(10.8)	18.6

	Operating income (loss) from continuing operations	$105.1	$2.4	$107.5	$110.9	$11.0	$121.9

		SIX MONTHS ENDED
		Reported	One-time	Excluding	Reported	One-time	Excluding
		11/30/15	items	One-time items	11/30/14	items	One-time items

	Children's Book Publishing and Distribution
	Revenue
	Book Clubs	$129.1		$129.1	$138.0		$138.0
	Book Fairs	244.0		244.0	229.2		229.2
	Consolidated Trade	109.0		109.0	100.4		100.4
	Total revenue	482.1		482.1	467.6		467.6
	Operating income (loss) (1)	51.4	1.5	52.9	48.1	0.2	48.3
	Operating margin	10.7%		11.0%	10.3%		10.3%

	Education
	Revenue	122.1		122.1	116.7		116.7
	Operating income (loss)	9.1		9.1	9.0		9.0
	Operating margin	7.5%		7.5%	7.7%		7.7%

	International
	Revenue	188.8		188.8	217.3		217.3
	Operating income (loss)	8.8		8.8	16.8		16.8
	Operating margin	4.7%		4.7%	7.7%		7.7%

	Overhead expense (2)	43.7	(3.3)	40.4	49.8	(15.4)	34.4

	Operating income (loss) from continuing operations	$25.6	$4.8	$30.4	$24.1	$15.6	$39.7

(1)

In the three and six months ended November 30, 2015, the Company recognized a pretax charge related to a warehouse optimization project in the Company's book fairs operations of $0.5 and $1.5, respectively.  In the three and six months ended November 30, 2014, the Company recognized a pretax charge of $0.2 and $0.2, respectively, related to the relocation of the Company's Klutz division.

(2)

In the three and six months ended November 30, 2015, the Company recognized pretax severance expense as part of cost reduction programs of $1.5 and $2.9, respectively; and pretax transaction costs of $0.4 and $0.4, respectively.  In the three and six months ended November 30, 2014, the Company recognized a pretax charge related to unabsorbed burden associated with the former EdTech business of $3.5 and $7.4, respectively; pretax severance expense as part of cost reduction programs of $0.7 and $1.4, respectively; a pretax pension settlement charge of $3.7 and $3.7, respectively; and a pretax impairment charge related to the closure of its retail store of $2.9 and $2.9, respectively.

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SCHL: Financial

CONTACT: Scholastic Corporation: Investors: Gil Dickoff, (212) 343-6741, investor_relations@scholastic.com; Media: Kyle Good, (212) 343-4563, kgood@scholastic.com